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                                                                    EXHIBIT 23.1



                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS



Perrigo Company
Allegan, Michigan

We hereby consent to the incorporation by reference in this Registration Statement of our report dated July 26, 2002 except for Note E, which is as of September 12, 2002 and Note J, which is as of August 19, 2002, relating to the consolidated financial statements and schedules of Perrigo Company appearing in the Company's Annual Report on Form 10-K for the three years ended June 29, 2002.

/s/  BDO Seidman, LLP


BDO Seidman, LLP
Grand Rapids, Michigan

November 14, 2002